Exhibit 5

                             METTE, EVANS & WOODSIDE
                           A Professional Corporation
                                Attorneys at Law
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                   -----------
                             Telephone 610-374-1135
                                Fax 610-371-9510


                                                October 14, 2005



Board of Directors
Juniata Valley Financial Corp.
Bridge and Main Streets
P.O. Box 66 Mifflintown, PA 17059-0066

Re:      Juniata Valley Financial Corp.
         Amended and Restated Dividend Reinvestment Plan
         Registration Statement on Form S-3

Gentlemen:

This opinion is rendered in connection with the proposed issuance of up to 100,000 shares of common stock, $1.00 par value (the "Shares"), from time to time by Juniata Valley Financial Corp. (the "Company") pursuant to the Company's Amended and Restated Dividend Reinvestment Plan (the "Plan"). The proposed issuance of Shares is covered by the Company's Registration Statement on Form S-3 filed on or about this date with the Securities and Exchange Commission under the Securities Act of 1933 ("Registration Statement").

We have reviewed the corporate proceedings relating to the proposed stock offering and such other legal matters as we have deemed appropriate for the purpose of this opinion. We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                           Very truly yours,
                                           METTE, EVANS & WOODSIDE


                                           /s/ Mette, Evans & Woodside
                                           ------------------------------